Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2015 Fourth Quarter Results

BATON ROUGE, LA (January 28, 2016) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank (the “Bank”), today announced financial results for the quarter ended December 31, 2015. For the quarter ended December 31, 2015, the Company reported net income of $1.5 million, or $0.20 per diluted share, compared to $2.0 million, or $0.27 per diluted share for the quarter ended December 31, 2014. This represents a decrease of $0.5 million, or 27.6%, in net income which can primarily be attributed to a tax credit realized by the Company in the fourth quarter of 2014.

Core earnings, a non-GAAP measure which excludes the after-tax impact of securities gains and losses, gains and losses on the sale of other real estate owned, and other nonrecurring revenue and costs recorded for the period, were $1.5 million, or $0.21 per diluted share, for the quarter ended December 31, 2015 compared to core earnings of $1.4 million, or $0.19 per diluted share, for the quarter ended December 31, 2014. See calculation of core earnings on the Reconciliation of Non-GAAP Financial Measures.

During the quarter, the Bank announced that it was exiting the indirect auto loan origination business. The Bank discontinued accepting indirect auto loan applications on December 31, 2015, but continued to process and fund applications that were accepted on or before that date. In connection with the discontinuation of the Bank’s indirect auto loan origination business, the Bank incurred exit costs of approximately $145,000, consisting of $76,000 of severance and $69,000 of contract termination costs.

The Bank intends to sell the balance of indirect auto loans classified as held for sale as of year-end. Subsequent to December 31, 2015, the Company has recognized $0.3 million in gain on sale of loans from sales of its indirect auto loans.

Additionally, during the fourth quarter of 2015, the Company realized unfavorable healthcare claims experience in its self-insured health plan maintained for its employees resulting in additional benefits expense of approximately $0.3 million when compared to the third quarter of 2015. The Company believes this experience was unusual and does not expect the high level of claims to continue.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:

“We remain focused on growing our franchise and delivering value to our shareholders. We were pleased with our earnings for the year and excited to have met our internal growth targets for both total loans and noninterest-bearing deposits. Credit quality remains strong and we will continue to focus our efforts on making quality credit decisions.

We took proactive steps during the quarter to better position the Company moving in to 2016 by hiring three additional commercial lenders while making the strategic decision to exit the indirect auto loan origination business. The decision was based on the operating performance of the indirect auto loan origination business unit and our desire to focus resources on relationship banking opportunities. We believe the shift from transactional banking to relationship banking will enhance value for our shareholders. We intend to remain focused on smart growth through the recent addition of quality commercial lenders and the continued bank-wide focus on growing noninterest-bearing deposits.”

Fourth Quarter Highlights

•

Total loans, excluding loans held for sale, increased $34.9 million, or 4.9%, compared to September 30, 2015, and increased $122.7 million, or 19.7%, compared to December 31, 2014 to $745.4 million at December 31, 2015.

•

Commercial and industrial loans at December 31, 2015 increased $2.3 million, or 3.4%, compared to September 30, 2015 and increased $15.8 million, or 29.1%, compared to December 31, 2014 to $70.0 million at December 31, 2015.

•	Three experienced commercial lenders were hired in the fourth quarter as the Company focuses on growing its commercial loan portfolio.
•	Nonperforming loans to total loans decreased to 0.32% at December 31, 2015 compared to 0.37% at September 30, 2015 and 0.54% at December 31, 2014.
•	Allowance for loan losses to nonperforming loans increased to 254.16% at December 31, 2015 compared to 226.43% at September 30, 2015 and 138.61% at December 31, 2014.
•

Other real estate owned decreased $0.5 million, or 38.4%, to $0.7 million compared to $1.2 million at September 30, 2015 and decreased $2.0 million, or 73.5%, compared to $2.7 million at December 31, 2014.

•	Total noninterest-bearing deposits were $90.4 million at December 31, 2015, an increase of $20.2 million, or 28.8%, compared to December 31, 2014.

Loans

Total loans were $745.4 million at December 31, 2015, an increase of $122.7 million, or 19.7%, from December 31, 2014.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands).

		Percentage		Percentage	Increase/(Decrease)
	December 31, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent
Mortgage loans on real estate
Construction and development	$81,863	11.0%	$71,350	11.4%	$10,513	14.7%
1-4 Family	156,300	21.0	137,519	22.1	18,781	13.7
Multifamily	29,694	4.0	17,458	2.8	12,236	70.1
Farmland	2,955	0.4	2,919	0.5	36	1.2
Commercial real estate
Owner-occupied	137,752	18.5	119,668	19.2	18,084	15.1
Nonowner-occupied	150,831	20.2	105,390	16.9	45,441	43.1
Commercial and industrial	69,961	9.4	54,187	8.7	15,774	29.1
Consumer	116,085	15.5	114,299	18.4	1,786	1.6
Total loans	745,441	100%	622,790	100%	122,651	19.7%
Loans held for sale	80,509		103,396		(22,887)	(22.1)
Total gross loans	$825,950		$726,186		$99,764	13.7%

Consumer loans, including consumer loans held for sale, totaled $196.0 million at December 31, 2015, a decrease of $18.0 million, or 8.4% from $214.0 million at December 31, 2014. The decrease is mainly attributable to the $19.8 million decrease in the balance of consumer loans held for sale at December 31, 2015 when compared to December 31, 2014. Two consumer loan sales were postponed by the buyer from the fourth quarter of 2014 to the first quarter of 2015, therefore increasing the balance of consumer loans held for sale at December 31, 2014. In addition, in November the Company announced that the Bank will exit the indirect auto loan origination business but would be accepting indirect auto loan applications through December 31, 2015. Our impending exit from the business negatively impacted the volume of loans originated for sale in the fourth quarter of 2015 when compared to prior quarters.

At December 31, 2015, the Company’s total business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $207.7 million, an increase of $33.8 million, or 19.5%, compared to the business lending portfolio of $173.9 million at December 31, 2014.

Management continues to monitor the Company’s loan portfolio for exposure, directly or indirectly, to the potential negative impacts from the fluctuation in oil and gas prices. Less than 1% of the total loan portfolio remains directly related to the energy sector. At this time, management does not anticipate that decreases in oil and gas prices will negatively impact borrowers’ ability to service their debt. Management continually evaluates the allowance for loan losses based on several factors, including economic conditions, and currently believes that any potential negatively affected future cash flows related to these loans would be covered by the allowance for loan losses.

The provision for loan loss expense was $0.4 million for the fourth quarter of both 2015 and 2014. The allowance for loan losses was $6.1 million, or 254.16% and 0.82% of nonperforming loans and total loans, respectively, at December 31, 2015, compared to $4.6 million, or 138.61% and 0.74% of nonperforming loans and total loans, respectively, at December 31, 2014. The allowance for loan losses plus the fair value marks on acquired loans was 0.91% of total loans at December 31, 2015 compared to 0.88% at December 31, 2014. Nonperforming loans to total loans improved to 0.32% at December 31, 2015 compared to 0.54% at December 31, 2014.

Deposits

Total deposits at December 31, 2015 were $737.4 million, an increase of $109.3 million, or 17.4%, from December 31, 2014. The increase in total deposits was driven primarily by an increase in noninterest-bearing demand deposits of $20.2 million, or 28.8%, an increase in NOW accounts of $23.9 million, or 20.5%, and an increase in time deposits of $46.3 million, or 14.9%, from December 31, 2014. The Company’s focus on relationship banking, including our deposit cross sell strategy, as well as management’s focus on growing the commercial and industrial loan portfolio and bringing in related deposits, continues to positively impact both noninterest-bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands).

		Percentage		Percentage	Increase/(Decrease)
	December 31, 2015	of Portfolio	December 31, 2014	of Portfolio	Amount	Percent
Noninterest-bearing demand deposits	$90,447	12.3%	$70,217	11.2%	$20,230	28.8%
NOW accounts	140,503	19.0	116,644	18.6	23,859	20.5
Money market deposit accounts	96,113	13.0	77,589	12.3	18,524	23.9
Savings accounts	53,735	7.3	53,332	8.5	403	0.8
Time deposits	356,608	48.4	310,336	49.4	46,272	14.9
Total deposits	$737,406	100%	$628,118	100%	$109,288	17.4%

Net Interest Income

Net interest income for the fourth quarter of 2015 totaled $8.2 million, an increase of $0.3 million, or 3.5%, compared to the third quarter of 2015, and an increase of $0.6 million, or 8.6%, compared to the fourth quarter of 2014. The increase was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $1.4 million due to an increase in volume offset by a $0.8 million decrease related to a reduction in yield compared to the fourth quarter of 2014.

The Company’s net interest margin was 3.53% for the quarter ended December 31, 2015 compared to 3.52% for the third quarter of 2015 and 3.84% for the fourth quarter of 2014. The yield on interest-earning assets was 4.24% for the quarter ended December 31, 2015 compared to 4.20% for the third quarter of 2015 and 4.47% for the fourth quarter of 2014. The decrease in both the net interest margin and yield on interest-earning assets compared to the fourth quarter of 2014 can be attributed to the consumer loan portfolio. The consumer loan portfolio primarily consists of indirect auto loans and has experienced margin compression related to its current originations.

The cost of deposits increased 1 basis point when comparing the fourth quarter of 2015 to the third quarter of 2015, and increased 5 basis points when comparing the fourth quarter of 2015 to the fourth quarter of 2014.

Noninterest Income

Noninterest income for the fourth quarter of 2015 totaled $1.6 million, a decrease of $0.6 million, or 27.5%, compared to the third quarter of 2015, and an increase of $0.2 million, or 18.6%, compared to the fourth quarter of 2014. The decrease in noninterest income compared to the third quarter of 2015 is mainly attributable to the $0.5 million decrease in gain on sale of loans related to the timing of loan sales.

The following table sets forth the composition of the Company’s gain on sale of loans for the time periods indicated (dollars in thousands):

	Q4 2015	Q3 2015	Q4 2014	Qtr/Qtr	Year/Year
Gain on sale of loans
Consumer	$327	$705	$226	-54%	45%
Mortgage	210	318	422	-34%	-50%
Total	537	1,023	648	-48%	-17%

The increase in noninterest income from the fourth quarter of 2014 resulted primarily from the $0.3 million increase in other operating income, offset by a $0.1 million decrease in gain on sale loans. The increase in other operating income is mainly attributable to the $0.3 million increase in servicing fees, a direct result of the growth in the Company’s servicing portfolio from consumer loan sales.

Core noninterest income, which excludes the gains and losses on the sales of investment securities and other real estate owned, was $1.5 million for the fourth quarter of 2015, a decrease of $0.5 million, or 23.5%, compared to $2.0 million for the third quarter of 2015, and an increase of $0.3 million, or 24.0%, compared to $1.2 million for the fourth quarter of 2014.

Noninterest Expense

Noninterest expense for the fourth quarter of 2015 totaled $7.2 million, an increase of $0.2 million, or 3.1%, compared to the third quarter of 2015, and an increase of $0.3 million, or 4.0%, compared to the fourth quarter of 2014. The increase in noninterest expense from the fourth quarter of 2014 is primarily due to the $0.5 million increase in salaries and employee benefits and the $0.1 million increase in both other operating expenses and professional fees, all of which are mainly attributable to the continued growth of the

Company. Furthermore, the Company provides health insurance to its employees through a self-insured plan and realized unfavorable health care claims experience during the fourth quarter of 2015 resulting in additional benefits expense of approximately $0.3 million.

During the fourth quarter of 2015, the Company incurred nonrecurring exit costs of approximately $145,000. These costs included severance, which contributed to the $0.5 million increase in salaries and benefits discussed above, and other expenses related to the exit from the indirect auto loan origination business, announced in November 2015. Core noninterest expense, which excludes the impact of these nonrecurring costs, was $7.1 million for the fourth quarter of 2015, an increase of $0.5 million, or 6.7%, compared to $6.6 million in the third quarter of 2015, and an increase of $0.8 million, or 13.1%, compared to the fourth quarter of 2014.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported both basic and diluted earnings per share of $0.20 for the three months ended December 31, 2015, a decrease of $0.08 and $0.07, respectively, compared to basic and diluted earnings per share of $0.28 and $0.27, respectively, for the three months ended December 31, 2014.

Core basic and diluted earnings per share were $0.21 for the three months ended December 31, 2015, an increase of $0.02 compared to core basic and diluted earnings per share of $0.19 for the three months ended December 31, 2014.

Taxes

The Company recorded income tax expense of $0.7 million for the quarter ended December 31, 2015, which equates to an effective tax rate of 33.9%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 11 full service banking offices located throughout its market. At December 31, 2015, the Company had 168 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible common equity,” “tangible assets,” “tangible equity to tangible assets,” “tangible book value per common share,” “efficiency ratio,” “core noninterest income,” “core earnings before noninterest expense,” “core noninterest expense,” “core income tax expense,” “core earnings,” “core efficiency ratio,” “core return on average assets,” “core return on average equity,” “core basic earnings per share,” and “core diluted earnings per share.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;

•our ability to achieve organic loan and deposit growth, and the composition of that growth;

•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;

•the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;

•our dependence on our management team, and our ability to attract and retain qualified personnel;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•the concentration of our business within our geographic areas of operation in Louisiana; and

•concentration of credit exposure.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. “Risk Factors” and Item 7. “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

For further information contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from banks	$6,313	$5,519
Interest-bearing balances due from other banks	14,472	13,493
Federal funds sold	181	500
Cash and cash equivalents	20,966	19,512

Available for sale securities at fair value (amortized cost of $113,828 and $69,838, respectively)	113,371	70,299
Held to maturity securities at amortized cost (estimated fair value of $26,258 and $22,301, respectively)	26,408	22,519
Loans held for sale	80,509	103,396
Loans, net of allowance for loan losses of $6,128 and $4,630, respectively	739,313	618,160
Other equity securities	5,835	5,566
Bank premises and equipment, net of accumulated depreciation of $5,368 and $3,964, respectively	30,630	28,538
Other real estate owned, net	725	2,735
Accrued interest receivable	2,831	2,435
Deferred tax asset	1,915	1,097
Goodwill and other intangible assets	3,175	3,216
Other assets	5,877	1,881
Total assets	$1,031,555	$879,354

LIABILITIES
Deposits
Noninterest-bearing	$90,447	$70,217
Interest-bearing	646,959	557,901
Total deposits	737,406	628,118
Advances from Federal Home Loan Bank	127,497	125,785
Repurchase agreements	39,099	12,293
Note payable	3,609	3,609
Accrued taxes and other liabilities	14,594	6,165
Total liabilities	922,205	775,970

STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value per share; 5,000,000 shares authorized	-	-
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,264,282 and 7,262,085 shares outstanding, respectively	7,305	7,264
Treasury stock	(634)	(23)
Surplus	84,692	84,213
Retained earnings	18,650	11,809
Accumulated other comprehensive (loss) income	(663)	121
Total stockholders' equity	109,350	103,384
Total liabilities and stockholders' equity	$1,031,555	$879,354

INVESTAR HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
INTEREST INCOME
Interest and fees on loans	$9,220	$8,384	$35,076	$29,979
Interest on investment securities	631	422	2,189	1,339
Other interest income	22	16	75	51
Total interest income	9,873	8,822	37,340	31,369

INTEREST EXPENSE
Interest on deposits	1,401	1,135	5,250	4,273
Interest on borrowings	245	110	632	402
Total interest expense	1,646	1,245	5,882	4,675
Net interest income	8,227	7,577	31,458	26,694

Provision for loan losses	365	430	1,865	1,628
Net interest income after provision for loan losses	7,862	7,147	29,593	25,066

NONINTEREST INCOME
Service charges on deposit accounts	94	84	380	305
Gain on sale of investment securities, net	21	111	489	340
Gain (loss) on sale of real estate owned, net	36	(7)	(105)	230
Gain on sale of loans, net	537	648	4,368	3,449
Fee income on loans held for sale, net	208	79	979	329
Other operating income	675	410	2,233	1,207
Total noninterest income	1,571	1,325	8,344	5,860
Income before noninterest expense	9,433	8,472	37,937	30,926

NONINTEREST EXPENSE
Depreciation and amortization	365	353	1,446	1,326
Salaries and employee benefits	4,358	3,830	16,398	14,565
Occupancy	296	204	951	833
Data processing	409	349	1,508	1,289
Marketing	93	89	248	329
Professional fees	305	166	1,075	599
Impairment on investment in tax credit entity	-	690	54	690
Other operating expenses	1,408	1,274	5,673	4,753
Total noninterest expense	7,234	6,955	27,353	24,384
Income before income tax expense	2,199	1,517	10,584	6,542
Income tax expense (benefit)	745	(491)	3,511	1,145
Net income	$1,454	$2,008	$7,073	$5,397

EARNINGS PER SHARE
Basic earnings per share	$0.20	$0.28	$0.98	$0.98
Diluted earnings per share	$0.20	$0.27	$0.97	$0.93
Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.04

INVESTAR HOLDING CORPORATION
EARNINGS PER COMMON SHARE
(Amounts in thousands, except share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net income available to common shareholders	$1,454	$2,008	$7,073	$5,397
Weighted average number of common shares outstanding -
Used in computation of basic earnings per common share	7,200,526	7,213,416	7,214,045	5,533,514
Effect of dilutive securities:
Restricted stock	12,564	33,377	5,861	41,467
Stock options	21,150	22,811	21,150	22,811
Stock warrants	16,952	141,900	16,952	179,510
Weighted average number of common shares outstanding -
Plus effect of dilutive securities used in computation of diluted earnings per common share	7,251,192	7,411,504	7,258,008	5,777,302
Basic earnings per share	$0.20	$0.28	$0.98	$0.98
Diluted earnings per share	$0.20	$0.27	$0.97	$0.93

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	Q4 2015	Q3 2015	Q4 2014	Qtr/Qtr	Year/Year
EARNINGS DATA
Total interest income	$9,873	$9,480	$8,822	4.1%	11.9%
Total interest expense	1,646	1,528	1,245	7.7%	32.2%
Net interest income	8,227	7,952	7,577	3.5%	8.6%
Provision for loan losses	365	400	430	-8.8%	-15.1%
Total noninterest income	1,571	2,167	1,325	-27.5%	18.6%
Total noninterest expense	7,234	7,013	6,955	3.2%	4.0%
Income before income taxes	2,199	2,706	1,517	-18.7%	45.0%
Income tax expense	745	850	(491)	-12.4%	-251.7%
Net income	$1,454	$1,856	$2,008	-21.7%	-27.6%

AVERAGE BALANCE SHEET DATA
Total assets	$974,820	$944,234	$826,369	3.2%	18.0%
Total interest-earning assets	923,662	895,208	782,868	3.2%	18.0%
Total loans	739,809	692,196	621,565	6.9%	19.0%
Total gross loans	793,830	777,080	675,305	2.2%	17.6%
Total interest-bearing deposits	645,247	634,232	553,603	1.7%	16.6%
Total interest-bearing liabilities	759,068	738,612	641,611	2.8%	18.3%
Total deposits	741,201	721,657	628,837	2.7%	17.9%
Total shareholders' equity	108,998	107,795	102,781	1.1%	6.0%

PER SHARE DATA
Earnings:
Basic earnings per share	$0.20	$0.26	$0.28	-22.3%	-27.9%
Diluted earnings per share	0.20	0.26	0.27	-22.9%	-25.7%
Core earnings:
Basic earnings per share(1)	0.21	0.26	0.19	-19.2%	8.6%
Diluted earnings per share(1)	0.21	0.26	0.19	-17.8%	11.5%
Book value per share	15.05	14.88	14.24	1.2%	5.7%
Tangible book value per share(1)	14.62	14.45	13.79	1.1%	6.0%
Common shares outstanding	7,264,282	7,264,261	7,262,085	0.0%	0.0%

PERFORMANCE RATIOS
Return on average assets	0.59%	0.78%	0.96%	-24.4%	-38.5%
Core return on average assets(1)	0.62%	0.80%	0.67%	-23.1%	-8.1%
Return on average equity	5.29%	6.83%	7.75%	-22.5%	-31.7%
Core return on average equity(1)	5.50%	7.01%	5.38%	-21.5%	2.2%
Net interest margin	3.53%	3.52%	3.84%	0.3%	-8.1%
Net interest income to average assets	3.35%	3.34%	3.64%	0.3%	-8.0%
Noninterest expense to average assets	2.94%	2.95%	3.34%	-0.3%	-12.0%
Efficiency ratio (1)	73.83%	69.31%	78.13%	6.5%	-5.5%
Core efficiency ratio (1)	72.77%	66.88%	70.38%	8.8%	3.4%
Dividend payout ratio	4.26%	3.19%	2.51%	33.5%	69.7%
Net charge-offs to average loans	0.02%	0.03%	0.02%	-33.3%	0.0%

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	Q4 2015	Q3 2015	Q4 2014	Qtr/Qtr	Year/Year
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.30%	0.40%	0.69%	-25.0%	-56.5%
Nonperforming loans to total loans	0.32%	0.37%	0.54%	-13.5%	-40.7%
Allowance for loan losses to total loans	0.82%	0.83%	0.74%	-1.2%	10.8%
Allowance for loan losses to nonperforming loans	254.16%	226.43%	138.61%	12.2%	83.4%

CAPITAL RATIOS(2)
Investar Holding Corporation:
Total equity to total assets	10.60%	11.53%	11.76%	-8.1%	-9.9%
Tangible equity to tangible assets	10.32%	11.23%	11.43%	-8.1%	-9.7%
Tier 1 leverage ratio	11.39%	11.61%	12.61%	-1.9%	-9.7%
Common equity tier 1 capital ratio	11.67%	12.69%	NA	-8.0%	NA
Tier 1 capital ratio	12.05%	13.11%	13.79%	-8.1%	-12.6%
Total capital ratio	12.72%	13.82%	14.41%	-8.0%	-11.7%
Investar Bank:
Tier 1 leverage ratio	11.07%	11.25%	9.00%	-1.6%	23.0%
Common equity tier 1 capital ratio	11.71%	12.71%	NA	-7.9%	NA
Tier 1 capital ratio	11.71%	12.71%	9.86%	-7.9%	18.8%
Total capital ratio	12.38%	13.42%	10.48%	-7.7%	18.1%

(1) Non-GAAP financial measures. See reconciliation.

(2) Beginning January 1, 2015, the capital ratios for the Company and the Bank are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework. Ratios are estimated for December 31, 2015.

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	Three months ended December 31,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$793,830	$9,220	4.61%	$675,305	$8,384	4.93%
Securities:
Taxable	93,713	527	2.23	79,354	322	1.61
Tax-exempt	17,174	104	2.40	11,508	100	3.45
Interest-bearing balances with banks	18,945	22	0.46	16,701	16	0.38
Total interest-earning assets	923,662	9,873	4.24	782,868	8,822	4.47
Cash and due from banks	5,656			5,306
Intangible assets	3,178			3,220
Other assets	48,374			39,427
Allowance for loan losses	(6,050)			(4,452)
Total assets	$974,820			$826,369

Liabilities and shareholders' equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$233,748	$369	0.63%	$189,758	$294	0.61%
Savings deposits	54,482	92	0.67	54,192	92	0.67
Time deposits	357,017	940	1.04	309,653	749	0.96
Total interest-bearing deposits	645,247	1,401	0.86	553,603	1,135	0.81
Short-term borrowings	84,531	171	0.80	41,816	18	0.17
Long-term debt	29,290	74	1.00	46,192	92	0.79
Total interest-bearing liabilities	759,068	1,646	0.86	641,611	1,245	0.77
Noninterest-bearing deposits	95,954			75,234
Other liabilities	10,800			6,743
Stockholders' equity	108,998			102,781
Total liability and stockholders’ equity	$974,820			$826,369
Net interest income/net interest margin		$8,227	3.53%		$7,577	3.84%

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	Twelve months ended December 31,
	2015			2014
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$754,056	$35,076	4.65%	$601,238	$29,979	4.99%
Securities:
Taxable	80,516	1,741	2.16	66,384	945	1.42
Tax-exempt	18,077	448	2.48	12,652	394	3.11
Interest-bearing balances with banks	18,136	75	0.41	13,060	51	0.39
Total interest-earning assets	870,785	37,340	4.29	693,334	31,369	4.52
Cash and due from banks	5,611			5,668
Intangible assets	3,194			3,235
Other assets	46,313			36,617
Allowance for loan losses	(5,636)			(3,877)
Total assets	$920,267			$734,977

Liabilities and shareholders' equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$222,730	$1,402	0.63%	$173,715	$1,078	0.62%
Savings deposits	54,240	367	0.68	52,881	361	0.68
Time deposits	343,638	3,481	1.01	288,837	2,834	0.98
Total interest-bearing deposits	620,608	5,250	0.85	515,433	4,273	0.83
Short-term borrowings	60,970	296	0.49	28,349	54	0.19
Long-term debt	36,712	336	0.92	39,376	348	0.88
Total interest-bearing liabilities	718,290	5,882	0.82	583,158	4,675	0.80
Noninterest-bearing deposits	85,635			67,639
Other liabilities	9,256			4,809
Stockholders' equity	107,086			79,371
Total liability and stockholders’ equity	$920,267			$734,977
Net interest income/net interest margin		$31,458	3.61%		$26,694	3.85%

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

	December 31,		September 30,
	2015	2014	2015
Tangible common equity
Total stockholder's equity	$109,350	$103,384	$108,128
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	491	532	501
Tangible common equity	$106,175	$100,168	$104,943
Tangible assets
Total assets	$1,031,555	$879,354	$937,747
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	491	532	501
Tangible assets	$1,028,380	$876,138	$934,562

Common shares outstanding	7,264,282	7,262,085	7,264,261
Tangible equity to tangible assets	10.32%	11.43%	11.23%
Book value per common share	$15.05	$14.24	$14.88
Tangible book value per common share	14.62	13.79	14.45

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

		Three months ended
		December 31,		September 30,
		2015	2014	2015
Net interest income	(a)	$8,227	$7,577	$7,952
Provision for loan losses		365	430	400
Net interest income after provision for loan losses		7,862	7,147	7,552

Noninterest income	(b)	1,571	1,325	2,167
Gain on sale of investment securities		(21)	(111)	(334)
(Gain) loss on sale of other real estate owned, net		(36)	7	147
Core noninterest income	(d)	1,514	1,221	1,980

Core earnings before noninterest expense		9,376	8,368	9,532

Total noninterest expense	(c)	7,234	6,955	7,013
Impairment on investment in tax credit entity		-	(690)	(54)
Restructuring/exit costs:
Severance		(76)	-	(150)
Legal and consulting		-	-	(61)
Other		(69)	-	(105)
Core noninterest expense	(f)	7,089	6,265	6,643

Core earnings before income tax expense		2,287	2,103	2,889
Core income tax expense (1)		775	708	985
Core earnings		$1,512	$1,395	$1,904

Core basic earnings per share		$0.21	$0.19	$0.26

Diluted earnings per share (GAAP)		$0.20	$0.27	$0.26
Gain on sale of investment securities		-	(0.01)	(0.04)
Loss on sale of other real estate owned, net		-	-	0.01
Impairment on investment in tax credit entity		-	0.06	-
Tax credit related to historical tax credit project		-	(0.13)	-
Restructuring/exit costs		0.01	-	0.03
Core diluted earnings per share		$0.21	$0.19	$0.26

Efficiency ratio	(c) / (a+b)	73.83%	78.13%	69.31%
Core efficiency ratio	(f) / (a+d)	72.77%	71.21%	66.88%
Core return on average assets (2)		0.62%	0.67%	0.80%
Core return on average equity (2)		5.50%	5.38%	7.01%
Total average assets		$974,820	$826,369	$944,234
Total average stockholders' equity		108,998	102,781	107,795

(1) Core income tax expense is calculated using the actual effective tax rate of 33.9% for the three months ended December 31, 2015. The core income tax expense for the three months ended September 30, 2015 and December 31, 2014 is calculated using the core effective tax rates of 34.1% and 33.7%, respectively. See rate reconciliation on the following page.

(2)Core earnings used in calculation. No adjustments were made to average assets or average equity.

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

		Three months ended
		December 31,		September 30,
		2015	2014	2015
Earnings before income tax expense	(a)	$2,199	$1,517	$2,706

Income tax expense		745	(491)	850
Income tax credit		-	1,002	72
Adjusted income tax expense	(b)	745	511	922

Core effective tax rate(1)	(b) / (a)	33.9%	33.7%	34.1%

(1) Core effective tax rate is used in the calculation of core income tax expense.